UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 19, 2015

BERKSHIRE HILLS BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15781	04-3510455
(State or Other Jurisdiction) of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

24 North Street, Pittsfield, Massachusetts	01201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:        (413) 443-5601

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 19, 2015, Paul T. Bossidy was appointed by the Boards of Directors (the “Board”) of Berkshire Hills Bancorp, Inc. (the “Company”) and Berkshire Bank (the “Bank”) to serve for a term to expire at the Company’s 2017 Annual Meeting of Stockholders and the Bank’s 2015 Annual Meeting of Stockholders. Mr. Bossidy, age 54, is President and Chief Executive Officer of Patripabre Capital LLC, Ridgefield, Connecticut, and provides consulting services to companies in the financial services industry. Mr. Bossidy previously served as President and Chief Executive Officer of Clayton Holdings LLC from 2008 to 2014, when it was acquired by Radian Group, Inc. He also formerly served as Senior Operations Executive at Cerberus Capital Management and has held various executive appointments for General Electric Company, most recently as President and Chief Executive Officer of GE Capital Solutions Group, a diversified global commercial finance company. He is a certified public accountant and is Chair of the Audit Committee of the Board of Altisource Asset Management Corporation, a publicly traded company.

Mr. Bossidy fills the vacancy created by the amendment of the Company’s bylaws to increase the size of the Board from thirteen to fourteen directors. Mr. Bossidy is not a party to any transaction with the Company or the Bank that would require disclosure under Item 404(a) of Regulation S-K. The Company Board of Directors has not appointed Mr. Bossidy to any Board committee at this time.

Item 5.03                                           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 19, 2015, the Board of Directors of the Company amended the first paragraph of Article II, Section 1 of the Company Bylaws to increase the size of the Board from thirteen (13) to fourteen (14) directors.

The amended first paragraph of Article II, Section 1 reads:

“The business and affairs of the Corporation shall be under the direction of its Board of Directors.  The number of Directors who shall constitute the Whole Board shall be such number as the Board of Directors shall from time to time have designated, but shall not exceed fourteen (14).  The Board of Directors shall annually elect a Chairman of the Board from among its members who shall, when present, preside at its meetings.”

A copy of the Company’s Amended Bylaws is attached to this Report as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits

(a)          Financial Statements of Businesses Acquired.  Not applicable.

(b)          Pro Forma Financial Information.  Not applicable.

(c)           Shell Company Transactions.  Not applicable.

(d)          Exhibits.

Exhibit No.	Description

3.1	Amended Bylaws of Berkshire Hills Bancorp, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Berkshire Hills Bancorp, Inc.

DATE: March 20, 2015	By:	/s/ Michael P. Daly
Michael P. Daly
President and Chief Executive Officer